FOR IMMEDIATE RELEASE

FORWARD ANNOUNCES PLANS TO EXIT RETAIL BUSINESS

Santa Monica, CA – June 27, 2012 – Forward Industries, Inc. (NASDAQ:FORD), a leading global designer and distributor of protective and carry solutions for mobile electronic devices, today announced that it plans to exit its global retail business and focus solely on growing its OEM business.

Robert Garrett Jr., Forward’s Co-Chief Executive Officer, commented: “Our decision to exit the retail business and focus solely on our OEM business was primarily driven by the longer than estimated path to bring it to profitability and the strong top line growth and cost rationalizations in our OEM business.  As such, we intend to redeploy our resources towards growing our OEM business, where we believe there is greater operating leverage and opportunity to use our working capital more effectively.

“With regard to our OEM business, our fiscal 2012 sales reported through March 31 increased 44% from those reported for the same period in fiscal 2010.  When combined with our recent restructuring of our Asia-based sourcing and quality assurance operations, and our continued focus on cost reduction and rationalization, we believe that pursuing an OEM-only strategy currently provides the surest and fastest way to return our company to sustainable profitability.”

In connection with its plans to exit retail over the next 60 days, on June 21, 2012, Forward entered into a definitive Memorandum of Understanding (the “MOU”) with G-Form LLC, a manufacturer of consumer and athletic products incorporating proprietary extreme protective technology (“G-Form”).  The MOU contemplates, among other things that: (i) G-Form will repurchase certain “G-Form” inventory from Forward that it has on hand, (ii) Forward will assist G-Form, on a short-term basis, in performing certain operational and sales functions previously performed by Forward for G-Form products; (iii) G-Form may offer employment to certain of Forward’s non-US based employees; (iv) that Forward and G-Form will work together to distribute Forward’s inventory of products and to transition Forward’s distribution channels relating to G-Form products to G-Form; and (v) Forward and G-Form have agreed on the settlement of advanced royalties paid under the Memorandum of Understanding dated August 30, 2011, by and between Forward and G-Form (the “Prior MOU”).  Pursuant to the MOU, the Prior MOU was terminated and shall have no further force and effect.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in fiscal 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2011 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered in Santa Monica, California, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(424) 268-3836